Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2005 Equity Incentive Plan of Adept Technology, Inc. of our report dated September 10, 2007 relating to the consolidated financial statements and the financial statement schedule of Adept Technology, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 2007 filed with the Securities and Exchange Commission.

/s/ Armanino McKenna LLP

ARMANINO McKENNA LLP

San Ramon, California

November 14, 2007